UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Act of 1934

Date of Report: April 21, 2003

Date of Earliest Event Reported: April 17, 2003

Commission file number 1-6450

GREAT LAKES CHEMICAL CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	95-1765035
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

500 EAST 96TH STREET, SUITE 500 INDIANAPOLIS, INDIANA 46240
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 317-715-3000

Item 7. Financial Statements and Exhibits

(c.) Exhibit 99(i)  Press release dated April 17, 2003.

Item 9. Regulation FD Disclosure

The following information is being furnished pursuant to Item 12 of Form 8-K, “Results of Operations and Financial Condition” and should not be deemed to be “filed” under the Securities Exchange Act of 1934.

On April 17, 2003, Great Lakes Chemical Corporation issued a press release stating that it changed its financial reporting segments effective January 1, 2003 and the revised segment results for 2002, 2001 and 2000.  A copy of this release has been included as Exhibit 99(i).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	April 21, 2003	By:	/s/	William L. Sherwood
William L. Sherwood
Vice President and Corporate Controller